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                                  [LETTERHEAD]


                                                                   June 13, 1996


Echostar Satellite Broadcasting Corporation
Echostar Communications Corporation
Dish, Ltd.
Direct Broadcasting Satellite Corporation
90 Inverness Circle East
Englewood, CO 80112-5300

    Re: 13 1/8% Senior Secured Discount Notes due 2004

Gentlemen:


    As counsel for Echostar Satellite Broadcasting Corporation, a Colorado corporation (the "Issuer"); and Echostar Communications Corporation, a Nevada corporation; Dish, Ltd., a Nevada corporation; and Direct Broadcasting Satellite Corporation, a Colorado corporation (collectively, the "Guarantors"), we are familiar with the Issuer's and the Guarantors' Registration Statement on Form S-1 as amended (Registration No. 333-3980) (the "Registration Statement"), first filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on April 24, 1996, and Amendment No. 1 to the Registration Statement, filed with the Commission under the Act on June 13, 1996, relating to the Issuer's proposed offer to exchange up to $580,000,000 in aggregate principal amount of its new 13 1/8% Senior Secured Discount Notes due 2004 (the "Exchange Notes") for up to $580,000,000 in aggregate principal amount of its outstanding 13 1/8% Senior Secured Discount Notes due 2004 and the related guarantees of the Exchange Notes by the Guarantors (the "Guarantees").


    In connection with the foregoing, we have examined such records of the Issuer and the Guarantors and such other documents as we deemed necessary to render this opinion.

    Based upon such examination, we are of the opinion that:

    1. The Exchange Notes, when issued pursuant to the Indenture among the Issuer, the Guarantors, and First Trust National Association, as trustee, in the form incorporated by reference as an exhibit to the Registration Statement (the "Indenture"), and in the manner contemplated by the Registration Statement, will be the legal, valid, and binding obligations of the Issuer.

    2. The Guarantees, when issued pursuant to the Indenture and in the manner contemplated by the Registration Statement, will be the legal, valid, and binding obligations of the Guarantors.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                          Very truly yours,

                                          BAKER & HOSTETLER

GHH:ks